UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2010

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Papa John’s International, Inc. (the “Company”) on April 30, 2010 where we reported, under Item 5.02, that William M. Mitchell was leaving the Company to pursue other interests.  This amendment is being filed to include the Agreement and Release between Mr. Mitchell and the Company.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2010, the Company entered into an Agreement and Release (the “Release”) with William M. Mitchell, who resigned from the Company effective April 29, 2010.  Pursuant to the terms and conditions of the Release, the Company agreed to pay Mr. Mitchell, subject to applicable withholdings, a lump sum severance payment of approximately $463,906 representing ten months of salary, accrued bonus, vacation and other items as described in the Release, plus COBRA premiums for twelve months after his separation date if he elects such coverage. His vested stock options will remain exercisable pursuant to the terms of the plans under which the stock options were issued. The Release also provides for certain customary covenants and releases. The foregoing summary of the Release is qualified in its entirety by reference to the full text of the Release which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

10.1	Agreement and Release between Papa John’s International, Inc. and William Mitchell dated May 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC. (Registrant)

Date: May 11, 2010	/s/ J. David Flanery
J. David Flanery
Senior Vice President and Chief Financial Officer